EXHIBIT D
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                           SONOMAWEST HOLDINGS, INC.


                                     FORM OF
                          NOTICE OF STOCK OPTION GRANT



Craig Stapleton
281 Lake Avenue
Greenwich, CT 06530


You have been granted an option to purchase Common Stock of SonomaWest Holdings, Inc., a California corporation (the "Company") as follows:

         Grant Number                          183

         Date of Grant                         July 17, 2001

         Option Price Per Share                $7.48

         Total Number of Shares Granted        5000

         Total Price of Shares Granted         $37,400.00

         Type of Option                        [X]  Incentive Stock Option

                                               [  ] Non-Qualified Stock Option

         Term/Expiration Date                  Ten years from Date of Grant


Exercise Schedule:
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This Option may be exercised in whole or in part, in accordance with the following vesting schedule:


 Vesting Schedule:
 ----------------

      Date of Vesting              Number of Shares             Total Vested
      ---------------              ----------------             ------------

       July 17, 2001                    5000                        5000

Termination Period:
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This Option may be exercised for three months after membership on the Company's Board of Directors terminates except as set out in Sections 6, 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).


By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the SonornaWest Holdings, Inc. 1996 Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.



OPTIONEE:                                  SonomaWest Holdings, Inc.



                                            By:
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Signature                                   Title:
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